Exhibit 10.5

SUBLEASE

Sublessor:	VAXGEN, INC.,
a Delaware corporation

Sublessee:	CELLEGY PHARMACEUTICALS, INC.,
a Delaware corporation

Premises
Located at:	1000 Marina Blvd., Ste. 300
Brisbane, California

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (“Sublease”) is entered into effective as of this 18th day of March, 2005, by and between VAXGEN, INC., a Delaware corporation (“Sublessor”) and CELLEGY PHARMACEUTICALS, INC., a Delaware corporation (“Sublessee”).

RECITALS

A.                                   Sublessor is presently the lessee of the Master Premises pursuant to the Master Lease.  Sublessee has received a copy of the Master Lease.

B.                                     Sublessor desires to sublease a portion of the Master Premises to Sublessee and Sublessee desires to sublease such portion of the Master Premises from Sublessor pursuant to the terms, covenants and conditions set forth below.

C.                                     Except as expressly set forth below, all capitalized terms used below without definition shall be as defined in the Basic Sublease Information section.

AGREEMENT

NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1                                          Basic Sublease Information.  The information set forth in this Section (the “Basic Sublease Information”) is intended to supplement and/or summarize the provisions set forth in the balance of this Sublease.  Each reference in this Sublease to any of the terms set forth below shall mean the respective information set forth next to such term as amplified, construed or supplemented by the particular section(s) of the Sublease pertaining to such information.  In the event of a conflict between the provisions of this Section and the balance of the Sublease, the balance of the Sublease shall control.

Sublessor:	VAXGEN, INC., a Delaware corporation

Sublessee:	CELLEGY PHARMACEUTICALS, INC., a Delaware corporation

Sublessee’s
Tax ID No.:	82-0429727

Sublessor’s
Address:	VaxGen, Inc.
1000 Marina Blvd.
Suite 200
Brisbane, California 94005
Attn: Joseph D. Robinson
Associate Director, Administration
Tel: (650) 624-1000

Sublessee’s
Address:	1000 Marina Blvd.
Suite 300
Brisbane, California 94005
Attn: Phyllis Kimmel
Tel: (650) 616-2208

Master Lease:	That certain Lease dated May 20, 1998, by and between Master Lessor and Sublessor, as the same has been amended from time to time prior to the date hereof.

Master Lessor:	Equity Office Properties

Land:	The land upon which the Building and all Common Areas are situated.

Building:	That certain building located on the Land, generally known as 1000 Marina Blvd., Brisbane, California, together with related improvements.

Project:	The Building and the Land and all Common Areas, known as Sierra Point 1000 Marina.

Master Premises:	The premises leased by Sublessor under the Master Lease, together with all appurtenances thereto.

Premises:	Suite 300, consisting of approximately 5,751 rentable square feet on the third (3rd) floor of the Building, as more particularly described on Exhibit A hereto.

Parking Rights:	Eighteen (18) surface parking spaces. Parking privileges are appurtenant to the Sublease and may not be assigned or sublet.

Common Areas:	All areas of the Building and the Land reserved for the joint use of all tenants and occupants of the Building pursuant to the Master Lease, including surface parking areas.

Permitted Uses:	General office purposes.

Monthly Base Rent:	One Dollar ($1.00) per month, increasing to the amount of the Holdover Rent (below) on March 1, 2006.

Security Deposit:	$10,000.00, due on execution of this Sublease.

Holdover Rent:	$17,253.00 per month [$3.00/RSF].

Term:	Term Commencement Date to Expiration Date.

Term Commencement
Date:	March 10, 2005.

Delivery Date:	The date on which Master Lessor’s consent to this Sublease has been obtained in accordance with Section 2.3.

Expiration Date:	February 28, 2006, subject to Section 4.2 below.

Rent Commencement
Date:	Delivery Date.

Option to Extend:	None.

Brokers:	None.

Legal Requirements:

All applicable federal, state and local laws, statutes, codes, acts, ordinances, directions, rules, regulations and requirements, including, without limitation, local and state building, electrical, mechanical, seismic, and fire and safety codes, which apply to the Premises or the use or occupancy thereof. Legal Requirements shall include the Americans with Disabilities Act of 1990, 42 U.S.C. 12101 et seq. and Title 24 of the California Department of Rehabilitation Access Code (and related statutes and regulations), and all Environmental Requirements.

Environmental Requirements:

All applicable present and future statutes, regulations, rules, ordinances, codes and orders of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, the State of California and political subdivisions thereof, and all applicable judicial and administrative and regulatory decrees, judgments and orders, relating to hazardous materials

(including the reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of hazardous materials, whether into the air, surface water, groundwater or land, and including the manufacture, processing, distribution, use, treatment, storage, disposal, transport and handling of hazardous materials) or the protection of human health or the environment.

2                                          Sublease.

2.1                                 Premises.  Sublessor hereby subleases the Premises to Sublessee, and Sublessee hereby subleases the Premises from Sublessor, upon all of the terms, covenants and conditions in this Sublease.  On the Delivery Date:  (i) the Premises shall be delivered to Sublessee in broom clean condition; and (ii) subject to Sections 2.2 and 2.6 below, the Premises shall be accepted by Sublessee in its “as is” condition.  Notwithstanding that the square footage of the Premises is approximate, Base Rent shall not be subject to adjustment by reason of subsequent recalculations of the area of the Premises.

2.2                                 Sublessor’s Work.  As soon as practicable following the Delivery Date, and with due regard to causing the least interference with Sublessee’s use and occupancy of the Premises, Sublessor shall commence, and complete as expeditiously as practicable, the work within the Premises generally described in Exhibit B, attached hereto (hereinafter, “Sublessor’s Work”).  Sublessee hereby acknowledges and agrees that neither the commencement nor completion of Sublessor’s Work shall have any bearing on the Term nor the Delivery Date.

2.3                                 Condition Precedent — Master Lessor’s Consent.  This Sublease is conditioned upon Master Lessor’s written approval of this Sublease, if required under the terms of the Master Lease.  If such consent is required and for any reason Master Lessor does not consent to this Sublease within the thirty (30) days after the full execution of this Sublease, then this Sublease shall terminate.  In the event of any such termination, Sublessor shall return to Sublessee any prepaid rentals and the Security Deposit, and thereupon all rights and obligations of the parties under this Sublease shall cease and terminate, other than Sublessee’s indemnity obligations under Section 17.  Sublessee shall not occupy or take possession of the Premises, or commence any construction of improvements or alterations therein, until Master Lessor’s consent to this Sublease has been obtained in accordance with this Section 2.3.

2.4                                 Sublease Subject to Master Lease.  This Sublease is and shall be at all times subject to all of the terms, covenants and conditions of the Master Lease and shall in all respects be limited and construed in a fashion consistent with the estate granted to Sublessor by Master Lessor pursuant to the Master Lease.  Without limiting the generality of the foregoing, Sublessee acknowledges that Master Lessor has reserved rights of entry and inspection that may be greater than those reserved to Sublessor hereunder; that all improvements and alterations made to the Premises may become the property of Master Lessor on surrender of the Premises by Sublessee; that Master Lessor’s consent may be required for any assignment of this Sublease or any subletting of the Premises by Sublessee; that Master Lessor has reserved the right to discharge liens against the Premises caused by Sublessee or persons acting on Sublessee’s behalf and to thereafter sue to collect the same; that Master Lessor’s consent may be required under various circumstances in addition to or in lieu of any consent required from Sublessor; that Sublessee’s subleasehold estate may be subordinate to liens or encumbrances of Master Lessor; that use of the Premises may be restricted by the Master Lease to a greater degree than by this Sublease; and that Master Lessor may have the option of terminating this Sublease or assuming Sublessor’s rights and obligations hereunder upon a cancellation of the Master Lease.  Sublessee shall not commit or permit to be committed any act or omission within the Premises, the Building, the Land or Common Areas which shall violate any terms, covenants or conditions of the Master Lease.  Each party agrees that it shall promptly forward to the other party any and all notices or other communications received with regard to the Premises by the first party from the Master Lessor under the Master Lease.  In the event that the Master Lease shall terminate for any reason, this Sublease shall also terminate and, unless the termination was the fault of Sublessor, the parties hereunder shall have no further obligations or liabilities to each other; provided that any such termination shall not impair the rights of Sublessor under Section 17 hereof.  Where any approval or consent of Master Lessor under the Master Lease shall be required for any act of Sublessee hereunder, obtaining the approval or consent of the Master Lessor shall be a condition to the right of Sublessee to undertake such act hereunder.  Sublessee acknowledges that it shall have no rights to purchase the Premises, to cancel the Master Lease or to extend the term of the Master Lease pursuant to any such provisions contained in the Master Lease.

2.5                                 Sublessor’s Responsibilities Regarding Master Lease.  The parties understand and acknowledge that because Sublessee is not in privity of contract with Master Lessor, Sublessee is dependent upon Sublessor’s exercise of its rights and remedies against Master Lessor in order to ensure that Sublessee will obtain the services, utilities and other amenities contemplated under this Sublease and for full use and enjoyment of the Premises.  Sublessor hereby covenants and agrees that:  (a) it shall not amend the Master Lease in any manner as to adversely affect Sublessee’s use or occupancy of the Premises, or its obligations hereunder, without Sublessee’s prior written consent; (b) Sublessor shall not agree to any termination of the Master Lease without the prior consent of Sublessee (except as otherwise provided in Sections 14.1 and 15.1); (c) Sublessor shall observe and perform all its obligations as tenant under the Master Lease, subject to Sublessee’s performance of its obligations under this Sublease; and (d) Sublessor shall act reasonably and diligently to enforce Master Lessor’s compliance with all terms and conditions of the Master Lease as they affect the Premises, and shall cooperate with Sublessee in connection with its obtaining, for the benefit of the Premises and Sublessee, all services, utilities and amenities to be provided by the Master Lessor under the Master Lease; provided, that the foregoing shall not require Sublessor to commence any legal proceedings (including arbitration) against Master Lessor unless all costs associated therewith are paid or reimbursed by Sublessee (but such costs shall be reimbursed to Sublessee from any damages obtained from Master Lessor).

2.6                                 Other Improvements.  Sublessee acknowledges and agrees that, apart from Sublessor’s Work described above in Section 2.2, Sublessee shall be solely responsible for the design and construction (and the payment therefor) of any and all improvements and alterations desired by or required of Sublessee (“Leasehold Improvements”). In connection with any Leasehold Improvements not a part of Sublessor’s Work, Sublessee agrees that it shall construct all such Leasehold Improvements in accordance with the further terms of this Sublease and with adherence in all material respects to the plans and specifications therefor, which plans and specifications shall be prepared by Sublessee at its sole cost and expense and shall be subject to (i) Master Lessor’s prior written approval, if and to the extent so required under the Master Lease, and (ii) Sublessor’s prior written approval, which approval of Sublessor shall not be unreasonably withheld, conditioned or delayed (it being understood and agreed, however, that whether or not Sublessor’s approval is required, Sublessee shall nevertheless submit its plans and specifications (and evidence of Master Lessor’s consent thereto) to Sublessor prior to commencing any work of improvement to the Premises, and that:  (i) Sublessor may, promptly after it receives the foregoing, impose the requirement that Sublessee remove all or specifically-identified portions of Leasehold Improvements upon the expiration or earlier termination of this Sublease; and (ii) even where Sublessor’s consent is not required, Sublessor may nevertheless disapprove any specific work contemplated by Sublessee’s plans that would interfere with or damage Sublessor’s existing cabling and related equipment located in the Premises).

3                                          Condition of Premises.

3.1                                 Sublessee’s Inspection of Premises.  As of the date of this Sublease, Sublessee acknowledges that Sublessee has conducted or has had the opportunity to conduct a comprehensive investigation (“Due Diligence Investigation”) of the Premises and all other matters which in Sublessee’s judgment may affect the value or suitability of the Premises for Sublessee’s purposes or which may influence Sublessee’s willingness to enter this Sublease, including, without limitation, (i) the size and configuration of the Premises, the Building, the Common Areas and the Land, including without limitation, access, parking, location or accessibility of utilities, (ii) the condition of the Premises, the Building, the Land and the Common Areas (and all improvements located in or upon the Common Areas), (iii) the existence of any hazardous materials, (iv) soil or topographical conditions and earthquake preparedness; (v) the Master Lease; (vi) title matters; (vii) taxes, (viii) expense data, (ix) insurance costs, (x) permissible uses and zoning or development entitlements; (xi) any applicable covenants, conditions and restrictions; and (xii) compliance with any federal, state or local law, statute, rule or regulation now or hereafter in effect (including without limitation the Americans With Disabilities Act of 1990, 42 U.S.C. 12101 et seq. and Title 24 of the California Department of Rehabilitation Access Code and related statutes and regulations).

3.2                                 No Representations and Warranties.  Sublessee acknowledges that Sublessor would not sublease the Premises except on an “as is” basis (apart from Sublessor’s Work), and agrees that:  (i) subject to Sections 2.2 and 2.6 above, Sublessee accepts the Premises “as is” and with all faults; (ii) neither Sublessor nor any of its officers, agents, employees or representatives has made any representations or warranties of any kind or nature, whether express or implied, with respect to the Premises or the balance of the Project, or any of the matters relating thereto (including without limitation the matters referred to in Section 3.1 above), except as otherwise expressly provided in this Sublease; (iii) Sublessor has no duty to make any disclosures concerning the condition of the Premises or the balance of the Project and/or the fitness of the Premises for Sublessee’s intended use, and Sublessee expressly waives any duty which Sublessor might have to make any such disclosures, except as otherwise expressly provided in this Sublease; (iv) Sublessee is relying on Sublessee’s own familiarity with the Premises, the Building, the Common Areas and the Land as described in Section 3.1, together with such further investigations as Sublessee has deemed appropriate, in Sublessee’s sole discretion; (v) except as otherwise provided in Section 2.2 above, neither Sublessor nor Master Lessor (except as expressly provided in the Master Lease) shall be required to perform any work of construction, alteration, repair or maintenance of or to the Premises or the balance of the Project; and (vi) in the event Sublessee subleases all or any portion of the Premises or assigns its interest in this Sublease, Sublessee shall indemnify and defend Sublessor (in accordance with Section 17 below) for, from and against any matters which arise as a result of Sublessee’s failure to disclose any relevant information about the Premises to any subtenant or assignee of Sublessee.  If Sublessor obtains or has obtained or provides to Sublessee any services, opinions, or work product of surveyors, architects, soil engineers, environmental auditors, engineers, title insurance companies, governmental authorities or any other person or entity with respect to the Premises or the balance of the Project, Sublessee and Sublessor agree that Sublessor does so only for the convenience of the parties, Sublessor does not vouch for the accuracy or completeness of any such items and the reliance of Sublessee upon any such items shall not create or give rise to any liability of or against Sublessor; provided, however, that Sublessor does hereby represent that, to its current actual knowledge without independent investigation, none of the foregoing documents, materials or reports provided by Sublessor to Sublessee concerning the Premises or the Building contains any material inaccuracy that has not been disclosed to Sublessee.

3.3                                 Release.  Except for the obligations arising under this Sublease and arising by law in connection with this Sublease, Sublessee hereby fully releases and discharges Sublessor, and its officers, directors, employees and agents, from and relinquishes all rights, claims and actions that Sublessee may have against Sublessor, or its officers, directors, employees or agents, which arise out of or are in any way connected with the Premises or the balance of the Project, or any matters related thereto, including but not limited to the matters referred to in Section 3.1 above.  This release applies to all described rights, claims, and actions, whether known or unknown, foreseen or unforeseen, present or future.  Sublessee specifically waives application of California Civil Code 1542, which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

4                                          Term.

4.1                                 Term.  The Term of this Sublease shall commence on the Commencement Date specified in the Basic Sublease Information, and subject to Section 4.2 below, shall expire on the Expiration Date specified in the Basic Sublease Information.  All obligations of Sublessee hereunder shall commence on the Term Commencement Date.  It is expressly understood and agreed that the Base Rent specified in the Basic Sublease Information has been agreed upon based upon a nominal Term of twelve (12) full calendar months, and that such Base Rent shall not be affected, nor subject to adjustment, based on the Delivery Date occurring after the Term Commencement Date (nor by reason of Sublessee’s possession of the Premises being less than twelve (12) full calendar months).

4.2                                 Notwithstanding Section 4.1, at any time after April 1, 2005, Sublessee may terminate this Lease upon giving not less than ten (10) days advance written notice to Sublessor, provided that any such early termination by Sublessee shall not entitle it to a refund of any rents already due and/or collected.

4.3                                 Surrender.  Upon the expiration or earlier termination of the Term of this Sublease, Sublessee shall surrender the Premises, together with any Leasehold Improvements to the Premises installed by Sublessee in accordance with Section 2.6 (except to the extent that Sublessor (or Master Lessor) has conditioned its consent to such improvements on their being removed on the expiration or earlier termination of the Sublease), and any Alterations (as defined in Section 11 hereof) made thereto (other than any such Alterations which Sublessee is required to remove as set forth in Section 11 hereof), broom clean and free of debris, and in good working order, repair and condition, except for reasonable wear and tear and damage by casualty.  All furniture, trade fixtures and other personal property of Sublessee, together with all improvements and Alterations that are designated for removal, shall be removed from the Premises on or before such expiration or earlier termination, if such removal can be undertaken without material damage to the Premises, and Sublessee shall immediately repair any damage resulting from such removal.  In no event shall HVAC equipment, plumbing or sprinkler system components, air lines, power panels, electrical distribution systems, lighting fixtures, fencing or any other component from any major building system be removed from the Premises.

4.4                                 Holding Over.  Subject to the terms of the Master Lease, if Sublessee shall, with Sublessor’s written consent, remain in possession of the Premises or any part thereof after the expiration of the Term hereof, such occupancy shall constitute a tenancy from month to month, terminable upon thirty (30) days notice by either party, upon all of the terms, covenants and conditions of this Sublease, except that the monthly Base Rent shall be increased to the amount of the Holdover Rent specified in the Basic Sublease Information (Sublessee hereby acknowledging the magnitude of the increase in Base Rent that will be caused by such holding over).  Otherwise, any such occupancy shall constitute a tenancy at sufferance, and Sublessee shall be liable to Sublessor for any and all claims, damages, liabilities, costs and expenses (including attorneys’ fees and expenses) incurred by Sublessor and arising out of Sublessee’s failure to timely surrender the Premises in accordance with the requirements of this Sublease.

5                                          Rent.

5.1                                 Definition.  As used in this Sublease, the term “Rent” shall include: (i) the Base Rent; and (ii) all other amounts which Sublessee is obligated to pay under the terms of this Sublease.

5.2                                 Payment. Base Rent for the entire Term shall be due and payable in advance on the date that this Sublease is executed and delivered by the last of the parties to have executed and delivered the same.  In addition to the Base Rent reserved above, Sublessee shall pay to the parties respectively entitled thereto all charges, costs and expenses which arise or may be contemplated under any provisions of this Sublease during the term hereof.  All such charges, costs and expenses shall constitute additional Rent, and upon the failure of Sublessee to pay any of such costs, charges or expenses, Sublessor shall have the same rights and remedies as otherwise provided in this Sublease for the failure of Sublessee to pay Base Rent.  It is the intention of the parties hereto that, except as expressly provided herein, this Sublease shall not be terminable for any reason by Sublessee, and Sublessee shall in no event be entitled to any abatement of or reduction in rent payable under this Sublease.  All Rent payable hereunder shall be paid in lawful money of the United States and without prior notice or demand, deduction or offset for any cause whatsoever.  Any delay or failure of Sublessor in computing or billing for any of the rental adjustments or additional Rent as provided in this Sublease shall not constitute a waiver of or in any way impair the continuing obligation of Sublessee to pay any and all Rent.

5.3                                 Late Charge and Interest.  Sublessee acknowledges that its late payment of Rent will cause Sublessor to incur certain costs and expenses not contemplated by this Sublease, including without limitation administrative and collection costs and processing and accounting expenses, the exact amount of which is extremely difficult or impractical to fix.  Accordingly, if any installment of Rent is not paid within five (5) days after the date such Rent is due, Sublessee shall pay to Sublessor, in addition to the installment of Rent then owing, a late payment charge equal to Five Hundred and No/00 Dollars ($500.00), regardless of whether a notice of default or notice of termination has been given by Sublessor.  The parties agree that this late charge represents a reasonable estimate of the costs and expenses incurred by Sublessor from, and is fair compensation to Sublessor for its loss suffered by, such nonpayment by Sublessee.  In addition to Five Hundred Dollar ($500.00) late charge, any Rent or other amounts owing under this Sublease which are not paid within five (5) days after the date they are due shall thereafter bear interest at the rate which is the lesser of ten percent (10%) per annum or the maximum rate permitted by law (“Interest Rate”).  Nothing in this Section shall relieve Sublessee of its obligation to pay any Rent at the time and in the manner provided by this Sublease or constitute a waiver of any default of Sublessee with regard to any nonpayment of Rent.

6                                          Security Deposit.  Upon the execution and delivery of this Sublease by Sublessee, Sublessee shall deposit the Security Deposit with Sublessor in the form of

Sublessee’s check payable to Sublessor.  The Security Deposit shall secure Sublessee’s obligations under this Sublease to pay Rent and any other monetary amounts, to maintain the Premises and repair damages thereto, to surrender the Premises to Sublessor in the condition required by Section 4.3 above and to discharge Sublessee’s other obligations hereunder.  Notwithstanding the above, Sublessee acknowledges and agrees that the amount of the Security Deposit shall not in any way be deemed to be a limitation of Sublessee’s liability under this Sublease.  Sublessor may use and commingle the Security Deposit with other funds of Sublessor.  If Sublessee fails to perform Sublessee’s obligations hereunder, Sublessor may, but without any obligation to do so, apply all or any portion of the Security Deposit towards fulfillment of Sublessee’s unperformed obligations.  If Sublessor does so apply any portion of the Security Deposit, Sublessee shall immediately remit to Sublessor cash in an amount to restore the Security Deposit to its original amount.  If Sublessee fails to restore the Security Deposit to its original amount within five (5) days after receipt of Sublessor’s written demand to do so, Sublessee shall be in default of this Sublease.  Upon termination of this Sublease, if Sublessee has then performed all of Sublessee’s obligations under this Sublease, Sublessor shall return the Security Deposit, or whatever amount remains of the Security Deposit after Sublessor applied all or a portion of the Security Deposit to perform Sublessee’s obligations hereunder, to Sublessee without payment of interest.

7                                          Utilities and Services.

7.1                                 Master Lessor to Provide Utilities and Services.  Master Lessor is required to provide to the Premises the services and utilities so provided in the Master Lease.  As to services and utilities not Master Lessor’s responsibility under the Master Lease, Sublessee shall arrange for, and procure all facilities necessary for the provision to the Premises of, all other services and utilities desired by Sublessee, including without limitation, telephone services for the Premises.  Sublessee shall make payment for any utilities and services obtained by it directly to the person or entity supplying such services.  The parties acknowledge and agree that to the extent that Sublessee is required to pay for any utilities, services or amenities provided to the Premises (including special or excess services or utilities, as provided below), it is their intention that Sublessee be required to pay, or to reimburse Sublessor for, only costs actually payable to the Master Lessor (or the supplying utility) for such utilities, services or other amenities.  Sublessee shall not be obligated to pay any surcharge, overhead or administrative expense to Sublessor in connection with any such utilities, services or other amenities.

7.2                                 Special or Excess Usage.  Pursuant to the Master Lease, the tenant may request services and utilities in excess of those that are the Master Lessor’s responsibility thereunder.  If Sublessee orders any such excess services or utilities from Master Lessor, Sublessee shall advise Sublessor of the amount and times of such additional services and utilities so that Sublessor may apportion to Sublessee invoiced amounts periodically received from Master Lessor relating to the Master Premises, or alternatively, Sublessee shall arrange with Master Lessor for the direct billing to Sublessee of the charges relating to Sublessee’s excess usage.

7.3                                 Nonliability.  Sublessor shall not be liable for any inconvenience or loss resulting to Sublessee or its business at the Premises from any failure of Master Lessor to furnish the utilities and services described herein if (a) Master Lessor is excused from liability to Sublessor by reason of the terms and conditions set forth in the Master Lease, or (ii) such failure is the result of accidents, breakage or repairs resulting from Master Lessor’s negligence.

8.                                       Operating Expenses; Personal Property Taxes.

8.1                                 Full Service Lease. Pursuant to the Master Lease, Sublessor is obligated to pay a share of all “Operating Expenses” of the Building and the Project.  It is understood and agreed by Sublessor and Sublessee that such Operating Expenses shall be the sole responsibility of Sublessor, that Sublessee shall have no liability to Master Lessor nor Sublessor on account thereof, and that as between Sublessor and Sublessee, this Sublease is intended to be full service to Sublessee.

8.2                                 Personal Property Taxes.  Sublessee shall pay prior to delinquency any and all taxes and assessments against and levied upon trade fixtures, furnishings, equipment, and personal property contained in the Premises.  Whenever possible, Sublessee shall cause such items to be assessed and billed separately from the real property portion of the Premises.  Sublessee shall be responsible for any taxes and assessments attributable to any such items assessed against the real property portion of the Premises.

9                                          Use; Compliance with Laws; Permits.

9.1                                 Use.  The Premises are to be used for general office purposes, and for no other purpose or business.

9.2                                 Compliance with Law; Prohibited Activities.  Sublessee shall observe and comply with the requirements of all covenants, conditions and restrictions of record regarding the Premises and Legal Requirements now or hereafter in effect which apply to the Premises or the use or occupancy thereof by Sublessee, including but not limited to the obligation to alter, maintain, repair, improve or restore the Premises, and all parts thereof, in compliance and conformity with all such Legal Requirements.  The foregoing notwithstanding, Sublessee shall not be obligated (i) to make any structural improvements or alterations to the Building (unless required by reason of Alterations undertaken or proposed by Sublessee), or (ii) to take any action to observe or comply with any covenants, conditions, restrictions or Legal Requirements that are not required to be observed or complied with by the tenant under the Master Lease.  In addition, nothing herein shall limit or impair Sublessee’s right to challenge in good faith (and at its own expense) any Legal Requirements or the application thereof to the Premises, and to delay any action in observance or compliance with such Legal Requirements being challenged in good faith to the extent such delay does not result in a default under the Master Lease or risk penalties or fines being assessed against Sublessor or Master Lessor.  Sublessee shall not (i) commit, or suffer to be committed or exist, on the Premises any waste, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in the Building; or (ii) do or permit to be done in or about the Premises, or bring or keep anything therein, which will in any way increase the existing rate, or cause the cancellation, of the all risk fire insurance on the Building.  Sublessee shall not use, store, generate, transit or dispose of any hazardous substances upon, in about, or under the Premises, except any use or storage of any such hazardous substances customarily used in Sublessee’s business, provided that such use or storage complies with all applicable Legal Requirements.  As used herein, hazardous substances means any and all hazardous, ultra-hazardous, or toxic substances, wastes or materials regulated under any laws or regulations applicable to the environment or the protection of human health.

9.3                                 Permits and Licenses.  Sublessee shall apply for and obtain, at its sole expense, all permits, licenses, consents, permissions or other approvals of any governmental or quasi-governmental authorities which may be required in order that Sublessee may construct any improvements or Alterations proposed by Sublessee or as required to operate Sublessee’s business.  Sublessor agrees that in all such cases, whenever reasonably requested by Sublessee, Sublessor shall cooperate with Sublessee in obtaining such permits, licenses, consents, permissions and other approvals, provided that Sublessor shall not be required to incur any direct or indirect cost or expense as a result of such cooperation.

10                                    Assignment and Subletting.

10.1                           Sublessor’s Consent.  Subject to Section 10.2, Sublessee shall not transfer or assign this Sublease, or any right or interest hereunder, nor sublet the Premises or any part thereof.  No transfer or assignment, whether voluntary or involuntary, by operation of law or under legal process or proceedings, shall be valid or effective.  Should Sublessee attempt to make or suffer to be made any transfer or assignment of this Sublease or any subletting of the Premises, or should any of Sublessee’s rights under this Sublease be sold or otherwise transferred by or under court order or legal process or otherwise, or should Sublessee be adjudged insolvent or bankrupt, then and in any of the foregoing events Sublessor may, at its sole option, terminate this Sublease upon written notice thereof to Sublessee.  Under no circumstances shall any sublease of all or a part of the Premises, or assignment of this Sublease, by Sublessee in any way modify, affect or limit the liability of Sublessee under this Sublease.

10.2                           Permitted Transfers.  An assignment of this Subease, or a subletting of the Premises, to any of the following persons shall not be treated as an transfer prohibited by Section 10.1:  (a) the parent of CELLEGY PHARMACEUTICALS, INC. or any wholly-owned subsidiary of CELLEGY PHARMACEUTICALS, INC., (b) a corporation into which or with which CELLEGY PHARMACEUTICALS, INC. may be merged or consolidated, provided that the tangible net worth of the resulting corporation is at least equal to the greater of (i) the tangible net worth of CELLEGY PHARMACEUTICALS, INC. on the date of this Sublease, or (ii) the tangible net worth of CELLEGY PHARMACEUTICALS, INC. immediately prior to such merger or consolidation, or (c) any entity to which CELLEGY PHARMACEUTICALS, INC. sells all or substantially all of its assets, provided in each case that such entity expressly assumes all of Sublessee’s obligations under this Sublease.  In addition, the following transfers shall not be deemed an assignment of this Sublease:  (x) transfers of Tenant’s stock to its owners’ immediate family members or to trusts for the benefit of any such family members, provided that the current owners maintain a controlling interest, and (y) if Tenant conducts a public offering of stock, sales of stock made pursuant to such public offering and any subsequent transfers of the offered stock.  Further, Sublessee shall not be treated as having violated Section 10.1 by reason of the use or occupancy of the Premises by employees of affiliated companies that are controlled by CELLEGY PHARMACEUTICALS, INC., or which control CELLEGY PHARMACEUTICALS, INC., or which are under common control with CELLEGY PHARMACEUTICALS, INC..

11                                    Alterations.  Sublessee shall not make or suffer to be made any alterations, additions or improvements (collectively “Alterations”) in, on, or to the Premises or the Building without the prior written consent of Sublessor, which consent shall not be unreasonably withheld, conditioned or delayed so long as (i) such Alterations are permitted under the Master Lease, or Master Lessor has given its informed consent thereto, and (ii) such proposed Alterations will not interfere with or damage Sublessor’s existing cabling and related equipment located in the Premises, and (iii) Sublessee agrees to remove any Alterations that Sublessor identifies for removal (at the expiration or earlier termination of this Sublease) as a condition of Sublessor’s giving its consent thereto.  The foregoing notwithstanding, Sublessee shall have the right from time to time to construct and install Alterations costing not more than Five Thousand Dollars ($5,000.00) without the prior consent of Sublessor (but with prior written notice to Sublessor), subject to (i) all conditions limiting or governing such Alterations set forth in the Master Lease, and (ii) all other terms and conditions of this Sublease.  It is understood and agreed that Sublessee shall be solely responsible for removing, at Sublessee’s own expense, all Alterations for which Master Lessor’s consent was required and given on condition of such removal.  Any Alterations in, on or to the Premises that Sublessee desires to undertake, which require the consent of Sublessor hereunder, shall be presented to Sublessor in written form, with proposed conceptual plans.  Where Sublessor’s consent is required, Sublessor shall to notify Sublessee in writing whether it approves or disapproves said plans.  If Sublessor disapproves Sublessee’s plans, it shall set forth with specificity and detail the objections it has to the same, and the changes that are needed to make such work acceptable to Sublessor.  If Sublessor’s consent is not required as provided above, Sublessee shall demonstrate its compliance with the conditions which excuse the need for Sublessor’s consent.  Whether or not Sublessor’s consent is required, Sublessor may require that Sublessee, at Sublessee’s sole cost and expense, obtain builder’s risk insurance with regard to such Alteration, and/or provide to Sublessor a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alterations.  Sublessee shall reimburse Sublessor for all costs incurred by Sublessor in reviewing Sublessee’s plans for any proposed Alteration.  Sublessee shall pay promptly for all work related to any Alteration, whether done by Sublessee, upon Sublessee’s order or otherwise.  Any Alterations Sublessee may be required or permitted to make shall be made by Sublessee at Sublessee’s sole cost and expense (including, without limitation, all costs of complying with the Americans with Disabilities Act, whether or not such compliance requires structural improvements), and Sublessee shall notify Sublessor in advance of the same so that Sublessor may, at Sublessor’s sole option, post appropriate notices of nonresponsibility.  All Alterations shall be made under the supervision of a competent architect or licensed structural engineer, in a good and workmanlike manner and in accordance with any plans approved by Sublessor and all applicable laws.  Before commencement of any Alteration, Sublessee shall provide to Sublessor a copy of the building permit for such work (if a building permit is legally required) and a list of all contractors or subcontractors to be used.  Upon completion of such Alteration, Sublessee shall timely and properly record a Notice of Completion in the county recorder’s office for the county in which the Premises are located.  Upon the expiration or sooner termination of this Sublease, Sublessee shall, at Sublessee’s sole cost and expense, immediately and with all due diligence:  (i) remove any Alterations made or paid for by Sublessee that Sublessor (or Master Lessor) has designated for removal; (ii) repair any damage to the Premises resulting from such removal; and (iii) repair and restore the Premises to its original condition, reasonable wear and tear excepted.  Leasehold Improvements installed by Sublessee under Section 2.6 that are not designated for removal, and all Alteration not designated for removal by Master Lessor, shall become a part of the Premises and the property of Sublessor upon expiration or sooner termination of this Sublease and shall remain on and be surrendered with the Premises.

12                                    Repairs and Maintenance.  Except to the extent that Master Lessor shall be obligated to maintain, repair or replace the same under the Master Lease, Sublessee shall, at Sublessee’s sole expense, keep, maintain, repair and replace all of the Premises to the same extent as the tenant under the Master Lease is so obligated (which shall include, without limitation, the maintenance, repair and replacement of all doors, windows, plate glass, floor coverings, interior walls and ceilings).  In addition, Sublessee shall, at Sublessee’s sole expense, immediately repair any Common Areas or elements or systems of the Building damaged by Sublessee or Sublessee’s agents, employees, licensees, invitees and visitors to the extent required of the tenant under the Master Lease.  All maintenance, repairs and replacement by Sublessee hereunder shall be undertaken in accordance with, and shall be governed by, the requirements of Section 11 above.  Sublessee acknowledges that Sublessor is under no duty to make any repairs or improvements to the Premises; Sublessee hereby waives the benefit of any statute or principal of law or equity, now or hereinafter in effect, which would afford Sublessee the right to make repairs at Sublessor’s expense or to terminate this Sublease because of Sublessor’s failure to keep the Premises in good order, condition and repair.

13                                    Insurance Policies.  Prior to occupying the Premises and for the duration of the Term, Sublessee shall procure and maintain in full force and effect and at Sublessee’s sole cost and expense the following policies of insurance.  Each policy of insurance required to be maintained by Sublessee hereunder shall be issued by an insurance company authorized to do business in the State of California, with a rating classification of at least an A, Class VIII status as rated from time to time in the most current edition of Best’s Insurance Reports and shall provide for only such deductibles as are reasonably acceptable to Sublessor.  Such policies shall be primary and non-contributing and shall name Sublessor and Master Lessor as additional named insureds.  If the Master Lease requires greater or additional insurance coverage, Sublessee shall also carry such insurance.

13.1                           Property.  A policy or policies of “special form” property, fire, and extended coverage insurance, including without limitation, coverage of vandalism and malicious mischief, in an amount equal to one hundred percent (100%) of the full insurance replacement value of the Sublessee’s improvements, alterations and betterments in the Premises (to the extent such improvements, alterations and betterments were constructed by or at the request of Sublessee).

13.2                           Liability.  A policy or policies of comprehensive general liability insurance, in the form customary to the locality in which the Premises are located, insuring Sublessee’s activities and those of Sublessee’s officers, employees, agents, servants, licensees, subtenants, concessionaires and invitees with respect to the Premises against loss, damage or liability for injury or death of any person or loss or damage to property occurring on the Premises or as a result of occupancy or use of the Premises and contractual liability coverage for liability obligations assumed under this Sublease (including without limitation the indemnity provisions of Section 17 below), with a limit of not less than Two Million Dollars ($2,000,000) for injury to any number of persons and/or property damage in any one occurrence.  The adequacy of the coverage afforded by such insurance shall be subject to review by Sublessor from time to time, and, if it reasonably appears in such review that a prudent business person in the area operating a similar business to that operated by the Sublessee on the Premises would increase the limits of such insurance, Sublessee shall effect such increases within thirty (30) days of receipt of notice from Sublessor requesting such increase.

13.3                           Other Insurance.  Sublessee shall also keep in full force and effect during the Term, (a) insurance payable to Sublessor against loss of Rent in case of fire or other casualty, in an amount at least equal to the amount of Rent payable by Sublessee during the one (1) year next ensuing, as reasonably determined by Sublessor, and (b) workers’ compensation insurance in amounts required by applicable law and employer’s liability insurance in an amount equal to One Million Dollars ($1,000,000) per injury or illness.

13.4                           Waiver of Subrogation.  Any policy or policies of insurance, which either party obtains in connection with the Premises, shall, to the extent the same can be obtained without undue expense, include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss.  Sublessee and Sublessor waive any rights of recovery against the other for injury or loss due to hazards covered by insurance containing such a waiver of subrogation clause or endorsement to the extent of the injury or loss covered thereby.

13.5                           Insurance Certificates.  Prior to occupying the Premises (and from time to time, no later than thirty (30) days prior to the expiration of each insurance policy) Sublessee shall furnish to Sublessor a certificate of insurance issued by the insurance carrier of each policy of insurance carried by Sublessee pursuant hereto.  Such certificates of insurance shall reflect that Sublessor and Master Lessor are additional named insureds; and (ii) that such insurance policies shall not be cancelable, subject to reduction of coverage or any other material amendment without a minimum of thirty (30) days prior written notice to Sublessor and any other additional named insureds.

14                                    Damage and Destruction.

14.1                           Termination of Master Lease.  If as the result of any damage or destruction, Master Lessor or Sublessor exercises any option either may have to terminate the Master Lease as to all of the Master Premises, this Sublease shall terminate to the same extent, effective as of the date of such termination of the Master Lease.  In addition, if the Sublease is not terminated as hereinbefore provided, Sublessor shall send Sublessee a written notice estimating the time needed to complete repairs or restoration, and Sublessee may, by giving written notice to Sublessor within thirty (30) days after receiving such notice from Sublessor, terminate this Sublease if the Premises cannot be repaired and/or restored within one hundred and eighty (180) days following such damage or destruction.

14.2                           Continuation of Sublease.  If this Sublease is not terminated following any damage or destruction as provided above, this Sublease shall remain in full force and effect and the responsible party under the Master Lease shall diligently repair, restore or rebuild the Premises or the Building as required by the terms of the Master Lease.  The “responsible party under the Master Lease” shall be Master Lessor if the Master Lease so provides, or Sublessor if the Master Lease requires such repairs, restoration or rebuilding to be undertaken by the tenant thereunder.  Sublessee waives the provisions of any statute or other principal of law or equity which relate to the right to terminate a lease when the thing leased is destroyed and agrees that such event shall be governed by the terms hereof.  Unless this Sublease shall terminate as provided in Section 14.1 above, there shall be no abatement of Rent payable by Sublessee hereunder by reason of any damage or destruction of the Premises, except to the extent of any abatement of rent payable under the Master Lease with regard to the Premises as a result of such damage or destruction.  If this Sublease is terminated as a result of any damage or destruction as provided in Section 14.1 above, all proceeds of insurance resulting from such damage or destruction shall be paid to Sublessor (or Master Lessor), and Sublessee hereby assigns such proceeds to Sublessor (and Master Lessor) in any such event (provided that if proceeds of insurance carried separately by Sublessee are intended to compensate Sublessee for moving and relocation costs, equipment, personal property, trade fixtures, furnishing, alterations and improvements that Sublessee is entitled or required to remove on expiration of this Sublease, then such sums may be retained by Sublessee after collection from its insurance carrier).  Payment and assignment to Sublessor of any such insurance proceeds shall not be construed as a waiver of any right or remedy Sublessor may have against Sublessee arising from any breach of this Section.

15                                    Eminent Domain.

15.1                           Termination of Master Lease.  If as the result of any condemnation by eminent domain, inverse condemnation or sale in lieu of condemnation, for any public or a quasi-public use or purpose (“Condemned” or “Condemnation”), the Master Lease shall terminate or Master Lessor or Sublessor either mutually agree or exercise any option either may have to terminate the Master Lease as to all or any portion of the Premises, this Sublease shall terminate to the same extent, effective as of the date of such termination of the Master Lease.

15.2                           Partial Condemnation.  If this Sublease is not terminated following any such Condemnation as set forth above, this Sublease shall remain in full force and effect and the responsible party under the Master Lease shall diligently repair, restore or rebuild the Premises or the Building as required by the terms of the Master Lease.  The “responsible party under the Master Lease” shall be Master Lessor if the Master Lease so provides, or Sublessor if the Master Lease requires such repairs, restoration or rebuilding to be undertaken by the tenant thereunder.  Sublessee hereby waives the provisions of California Code of Civil Procedure Section 1265.130 and any other statute or principal of law or equity permitting termination this Sublease upon Condemnation.  Unless this Sublease shall terminate as a result of any Condemnation, there shall be no abatement of Rent payable by Sublessee hereunder as a result of any Condemnation, except to the extent of any abatement of rent payable under the Master Lease with regard to the Premises as a result of such Condemnation.

15.3                           Sublessee’s Award.  The entire Condemnation award shall belong solely to Sublessor or Master Lessor, as the case may be.  Notwithstanding the foregoing, Sublessee shall have the right to recover from the condemning authority, but not from Sublessor or Master Lessor, such compensation as may be separately awarded to Sublessee (as opposed to any award to Sublessor or Master Lessor) in connection with:  its loss of business; personal property, fixtures and leasehold improvements owned by Sublessee (as opposed to the improvements owned by Sublessor or Master Lessor); and the costs of moving Sublessee’s personal property, fixtures, and leasehold improvements to a new location.

16                                    Default.

16.1                           Events of Default.  The occurrence of any one or more of the following events shall constitute an “Event of Default” on the part of Sublessee with or without notice from Sublessor (except as required by Section 16.1.3 below):

16.1.1                  Vacation or Abandonment.  Sublessee’s vacation (which is defined as the failure to remain open for business at any time during the Term after Sublessee has taken possession of the Premises for a period of thirty (30) continuous days) or abandonment of the Premises;

16.1.2                  Payment.  Sublessee’s failure to pay any installment of Rent on or before five (5) days after said payment is due;

16.1.3                  Performance.  Sublessee’s failure to perform any of Sublessee’s covenants, agreements or obligations hereunder (other than the nonpayment of Rent which shall be governed by Section 16.1.2 above) on or before thirty (30) days after written notice thereof from Sublessor, provided that if such failure to perform cannot reasonably be remedied within a 30-day period, Sublessee shall not be in default if it commences the cure of such failure to perform within said thirty (30) days and diligently prosecutes such cure to completion;

16.1.4                  Assignment.  A general assignment by Sublessee for the benefit of creditors;

16.1.5                  Bankruptcy.  The filing of a voluntary petition by Sublessee seeking the rehabilitation, liquidation or reorganization of Sublessee under any law relating to bankruptcy, insolvency or other relief of debtors; or the filing of an involuntary petition by any of Sublessee’s creditors seeking substantially the same relief if not dismissed within sixty (60) days;

16.1.6                  Receivership.  The appointment of a receiver or other custodian to take possession of substantially all of Sublessee’s assets or of this leasehold, if not dismissed within sixty (60) days;

16.1.7                  Insolvency, Dissolution, Etc.  Any court shall enter a decree or order directing the winding up or liquidation of Sublessee or of substantially all of its assets; or Sublessee shall take any action toward the dissolution or winding up of its affairs or the cessation or suspension of its use of the Premises; or

16.1.8                  Attachment.  Attachment, execution or other judicial seizure of substantially all of Sublessee’s assets or this leasehold, if not dismissed or released within sixty (60) days.

16.2                           Sublessor’s Remedies.

16.2.1                  Abandonment.  If Sublessee vacates or abandons the Premises, this Sublease shall continue in effect unless and until terminated by Sublessor in writing, and Sublessor shall have all of the rights and remedies provided by Section 1951.4 of the California Civil Code (i.e. Sublessor may continue this Sublease in effect after Sublessee’s breach and abandonment and recover Rent as it becomes due, if Sublessee has the right to sublet or assign subject only to reasonable limitations).

16.2.2                  Termination.  Following the occurrence of any Event of Default (giving due regard to any grace period afforded Sublessee under Section 16.1 above), Sublessor shall have the right, so long as the default continues, to terminate this Sublease by written notice to Sublessee setting forth:  (i) the default; (ii) the requirements to cure it; and (iii) a demand for possession, which shall be effective three (3) days after it is given.  Sublessor shall not be deemed to have terminated this Sublease other than by delivering written notice of termination to Sublessee.

16.2.3                  Possession.  Following termination of the Sublease, without prejudice to any other remedies Sublessor may have by reason of Sublessee’s default or of such termination, Sublessor may then or at any time thereafter (i) peaceably reenter the Premises, or any part thereof, upon voluntary surrender by Sublessee, or, expel or remove Sublessee and any other persons occupying the Premises, using such legal proceedings as may be available; (ii) repossess and enjoy the Premises, or relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term), at such rental or rentals and upon such other terms and conditions as Sublessor in Sublessor’s sole discretion shall determine, with the right to make reasonable alterations and repairs to the Premises; and (iii) remove all personal property from the Premises.

16.2.4                  Recovery.  Following termination of the Sublease, Sublessor shall have all the rights and remedies of a Sublessor provided by Section 1951.2 of the California Civil Code which provides that Sublessor may recover from Sublessee the following: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of the award exceeds the amount of such rental loss that Sublessee proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Sublessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Sublessor for all detriment proximately caused by Sublessee’s failure to perform Sublessee’s obligations under the Sublease or which in the ordinary course of things would be likely to result therefrom.  The “worth at the time of award” of the amounts referred to in (i) and (ii) of this subsection, shall be computed by allowing interest at the Interest Rate set forth in Section 5.3 above.  The “worth at the time of the award” of the amount referred to in (iii) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

16.2.5                  Other.  If Sublessee causes or threatens to cause a breach of any of the covenants, terms or conditions contained in this Sublease, Sublessor shall be entitled to retain all sums held by Sublessor, any trustee or in any account provided for herein, to enjoin such breach or threatened breach, and to invoke any remedy allowed at law, in equity, by statute or otherwise as though reentry, summary proceedings and other remedies were not provided for in this Sublease.

16.2.6                  Cumulative.  Each right and remedy of Sublessor provided for in this Sublease shall be cumulative and shall be in addition to every other right or remedy provided for now or hereafter existing at law, in equity, by statute or otherwise.  The exercise or beginning of the exercise by Sublessor of any one or more of the rights or remedies provided for in this Sublease, or now or hereafter existing at law, in equity, by statute, or otherwise, shall not preclude the simultaneous or later exercise by Sublessor of any or all other rights or remedies provided for in this Sublease or now or hereafter existing at law, in equity, by statute, or otherwise.

16.2.7                  No Waiver.  No failure by Sublessor to insist upon the strict performance of any term hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of rent during the continuance of any such breach shall constitute a waiver of any such breach or of any such term.  Efforts by Sublessor to mitigate the damages caused by Sublessee’s breach of this Sublease shall not be construed to be a waiver of Sublessor’s right to recover damages under this Section.

16.2.8                  Sublessor’s Right to Perform.  Upon Sublessee’s failure to perform any obligation of Sublessee hereunder, including, without limitation, payment of Sublessee’s insurance premiums and charges of contractors who have supplied materials or labor to the Premises, Sublessor shall have the right, but not the obligation, at any time after giving five (5) days prior written notice to Sublessee, to perform such obligations of Sublessee on behalf of Sublessee and/or to make payment on behalf of Sublessee to such parties.  Upon demand, Sublessee shall reimburse Sublessor for the cost of Sublessor’s performing such obligations on Sublessee’s behalf, plus interest at the Interest Rate set forth in Section 5.3 above, from the date of any such expenditure until the same is repaid.

16.2.9                  Additional Remedies.  In addition to the foregoing remedies and so long as this Sublease is not terminated, Sublessor shall have the right to maintain or improve the Premises without terminating this Sublease, to incur expenses on behalf of Sublessee in seeking a subtenant or assignee, including, without limitation, brokers’ commissions, expenses of remodeling the Premises, and any other inducements which Sublessor determines, in Sublessor’s sole discretion, are necessary, to cause a receiver to be appointed to administer the Premises and new or existing subleases and to add to the Rent payable hereunder all of Sublessor’s costs in so doing, including reasonable attorneys’ fees, with interest at the Interest Rate set forth in Section 5.3 above from the date of such expenditure until the same is repaid.

16.2.10            Additional Rent.  For purposes of any unlawful detainer action by Sublessor against Sublessee pursuant to California Code of Civil Procedure Sections 1161 through 1179, or any similar or successor statutes, Sublessor shall be entitled to recover as Rent not only such sums specified as the Base Rent which may then be overdue, but also any and all additional sums of money as may then be overdue.

16.2.11            Indemnification.  Sublessor’s exercise of any one or more of the remedies set forth in this Section shall not affect the rights of Sublessor or the obligations of Sublessee under the indemnification set forth in Section 17 hereof.

16.2.12            After Default.  Sublessor shall be under no obligation to observe or perform any covenant of this Sublease on its part to be observed or performed which accrues after the date of any Event of Default, and for so long as the Event of Default continues.

17                                    Indemnification of Sublessor.  Sublessee shall indemnify, protect, defend with counsel reasonably acceptable to Sublessor, and hold Sublessor, and its officers, directors, employees and agents, harmless from and against any and all liabilities, penalties, losses, damages, costs and expenses, demands, causes of action, claims or judgments (including, without limitation, attorneys’ fees and expenses) (collectively, “Claims”) arising, claimed or incurred against or by Sublessor, or its officers, directors, employees or agents, from any matter or thing arising from (i) the use or occupancy of the Premises or the balance of the Project by Sublessee or any sublessee or assignee of Sublessee, or any of their respective officers, directors, employees, agents, licensees and invitees, the conduct of Sublessee’s business, or from any activity, work or other thing done, permitted or suffered by Sublessee in or about the Premises or the balance of the Project; (ii) any accident, injury to or death of Sublessee and/or its officers, directors, employees, agents, invitees or licensees, or loss of or damage to property of the foregoing persons occurring on or about the Premises or any part thereof during the term hereof; (iii) any breach or default in the performance of any obligation on Sublessee’s part or to be performed under the terms of this Sublease; or (iv) the performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof at the request of Sublessee, or its officers, directors, agents and employees; provided that Sublessee shall have no obligation to indemnify, defend and hold Sublessor harmless from and against any Claims to the extent resulting from the negligence or willful misconduct of Sublessor or from Sublessor’s breach of this Sublease or its breach of the Master Lease.  Notwithstanding any provision hereof to the contrary, the indemnification provided in this Section shall survive any termination of this Sublease or expiration of the Term hereof.  Sublessee shall give prompt notice to Sublessor in case of casualty or accidents of a material nature known to Sublessee on or about the Premises.

18                                    Brokerage Commission.  Sublessee represents and warrants to Sublessor that no broker or finder, can properly claim a right to a commission or a finder’s fee based upon contacts between the claimant and Sublessee with respect to Sublessor, this Sublease or the Premises.  Sublessee shall indemnify, defend (with counsel acceptable to Sublessor) and hold Sublessor harmless from and against any loss, cost or expense, including, but not limited to, attorneys’ fees and court costs, resulting from any claim for a fee or commission by any broker or finder in connection with the Premises and this Sublease.

19                                    General Provisions.

19.1                           Notices.  All notices or demands of any kind required or desired to be given hereunder shall be in writing and mailed postage prepaid by certified or registered mail, return receipt requested, or by personal delivery, to the appropriate address indicated in the Basic Sublease Information, or at such other place or places as either Sublessor or Sublessee may, from time to time, designate in a written notice given to the other.  Notices shall be deemed to be delivered four (4) days after the date of mailing thereof, or upon earlier receipt.

19.2                           Entry by Sublessor.  Sublessor and its authorized representatives shall have the right to enter the Premises at all reasonable times (including all normal business hours) and upon reasonable oral or written notice (provided that in the event of an emergency, notice need not be given) for the purposes of:  inspecting the same; for servicing, altering or repairing Sublessor’s existing cabling and related equipment located in the Premises; or taking any action or doing any work permitted hereunder (but nothing herein contained in this Lease shall create or imply any duty on the part of Sublessor to make any such inspection or to take any such action or do any such work).  No such entry shall constitute an eviction of Sublessee.  In connection with any such entry, Sublessor will use reasonable efforts not to disrupt or interfere with the normal operation of Sublessee’s business.

19.3                           Estoppel Certificates.  Each party shall, from time to time upon not less than thirty (30) days prior written notice from the other execute, acknowledge and deliver to the other a statement in writing (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification), and the date to which the Rent and other charges are paid in advance, if any, and (b) acknowledging that there are not, to such party’s knowledge, any uncured defaults on the part of the other hereunder, or specifying such defaults if any are claimed, and (c) setting forth the date of expiration of the term hereof.

19.4                           Liens.  Sublessee covenants that it will not, during the Term hereof, suffer or permit any lien to be attached to or upon the Premises or the balance of the Project, or any portion thereof, by reason of any act or omission on the part of Sublessee, and hereby agrees to save and hold harmless Sublessor from or against any such lien or claim of lien.  In the event any such lien does attach or any claim of lien is made against the Premises or the balance of the Project, which is occasioned by any act or omission upon the part of Sublessee, and shall not be released within thirty (30) days after notice from Sublessor to Sublessee so to do, Sublessor in its sole discretion, except as provided below, may pay and discharge the same and remove any such lien from the Premises or the balance of the Project.  Sublessee agrees to repay and reimburse Sublessor, upon demand, for any amount which may have been paid by Sublessor in discharging such lien, together with interest at the Interest Rate set forth in Section 5.3 above from the date of the expenditure by Sublessor to the date of repayment by Sublessee.

19.5                           Time.  Time is of the essence of this Sublease.  If any date set forth for the performance of any obligation or for the delivery of any instrument or notice should be on a Saturday, Sunday or legal holiday, compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or legal holiday.  As used herein, the term “legal holiday” means any state or federal holiday for which financial institutions and post offices are generally closed in the State of California for observance thereof.  Except as expressly provided to the contrary in this Sublease, all references to days shall mean calendar days.

19.6                           Entire Agreement.  This Sublease contains all of the covenants, conditions and agreements between the parties concerning the Premises, and shall supersede all prior correspondence, agreements and understandings concerning the Premises, both oral and written.  No addition or modification of any term or provision of this Sublease shall be effective unless set forth in writing and signed by both Sublessor and Sublessee.

19.7                           Successors and Assigns.  Subject to the provisions of this Sublease relating to assignment, mortgaging and subletting, this Sublease is intended to and does bind the heirs, executors, administrators, successors and assigns of any and all of the parties hereto.

19.8                           Authority.  Each individual executing this Sublease on behalf of Sublessee represents and warrants that he or she is duly authorized to execute and deliver this Sublease on behalf of Sublessee, and that this Sublease is binding upon

Sublessee in accordance with its terms.  As a condition precedent to the legal effectiveness of this Sublease, Sublessor may, at Sublessor’s option, require corporate or partnership resolutions as are reasonably necessary to establish the authority of Sublessee to execute this Sublease.

19.9                           Exhibits.  The exhibits attached hereto are made a part of this Sublease by this reference.

19.10                     Attorneys’ Fees; Waiver of Jury Trial.  If any party commences an action against the other party arising out of or in connection with this Sublease, (a) the prevailing party shall be entitled to recover from the losing party the cost and expenses of such action, including reasonable collection fees, attorneys’ fees (including without limitation the allocated cost of in-house counsel) and court costs; and (b) the parties agree that the matter shall be tried by the court without a jury, and each party specifically waives the right to a jury trial in any such action.

19.11                     Governing Law.  This Sublease shall be governed by and construed in accordance with the laws of the State of California applicable to contracts to be performed in such State.

19.12                     Captions.  All captions and headings in this Sublease are for the purposes of reference and convenience and shall not limit or expand the provisions of this Sublease.

19.13                     Definition of Sublessor.  As used in this Sublease, the term “Sublessor” means only the current owner of the leasehold interest of the lessee under the Master Lease at the time in question.  Each Sublessor is obligated to perform the obligations of the Sublessor hereunder only during the time such Sublessor owns such leasehold interest.  Any Sublessor who transfers title to its leasehold interest in the Premises is relieved of all liabilities of Sublessor under this Sublease to be performed on or after the date of such transfer.

19.14                     Joint and Several Liability.  If more than one person and/or entity is Sublessee, the obligations imposed under this Sublease shall be joint and several.

19.15                     Waivers.  No provision of this Sublease shall be deemed to have been waived by Sublessor unless such waiver is in writing signed by Sublessor and addressed to Sublessee, nor shall any custom or practice which may evolve between the parties in the administration of the terms hereof be construed to waive Sublessor’s right to require the obligations of Sublessee be performed in strict accordance with the terms of this Sublease.

19.16                     Signs.  Sublessee shall be entitled to have such signs, advertisements or notices upon the Premises or the Building as may be permitted under the Master Lease, and Sublessor shall cooperate with Sublessee, provided such cooperation is without cost to Sublessor, to obtain Master Lessor’s consent to such signs, advertisements and notices (to the extent such consent is required under the Master Lease).  Any signs, advertisements, or notices placed upon the Premises or the balance of the Project shall be removed by the Sublessee at the expiration or sooner termination of the Term of this Sublease, and any damage caused thereby shall be repaired by Sublessee, all at the sole expense of Sublessee.

19.17                     Rules and Regulations.  Sublessee agrees to observe and to be bound and to cause its employees, visitors and invitees to observe and be bound by all reasonable rules and regulations adopted or to be adopted by Master Lessor relative to the Premises or the Building.

IN WITNESS WHEREOF, the parties shall be deemed to have executed this Sublease as of the date first set forth above.

SUBLESSEE			SUBLESSOR

CELLEGY PHARMACEUTICALS, INC., a Delaware corporation			VAXGEN, INC., a Delaware corporation

By	/s/	Richard C. Williams	By	/s/	James M. Cunha
Name:		Richard C. Williams	Name:		James M. Cunha
Title:		Chief Executive Officer	Title:		Chief Financial Officer

By	/s/	Richard Juelis	By
Name:		Richard Juelis	Name:
Title:		Chief Financial Officer	Title:

Date: , 2005	Date: , 2005

EXHIBIT A

DESCRIPTION OF SUBLET PREMISES

[floor plan to be attached]

A-1

EXHIBIT B

DESCRIPTION OF SUBLESSOR’S WORK

[general description of work related to making the space ready for occupancy

 – to be attached]

B-1